UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2012

BERRY PLASTICS GROUP, INC. (Exact name of Registrant as specified in its charter)
Delaware (State of Incorporation)	001-35672 (Commission File Number)	20-5234618 (I.R.S. Employer Identification No.)
101 Oakley Street Evansville, Indiana (Address of principal executive offices)	47710 (Zip Code)
(812) 424-2904 (Registrant’s telephone number, including area code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement; Item 8.01 Other Events.

On October 15, 2012, Berry Plastics Corporation (the “Company”), a wholly owned subsidiary of Berry Plastics Group, Inc. (“Berry Parent”), redeemed all of the Company’s outstanding 11% Senior Subordinated Secured Notes due 2016 (the “11% Notes”). Immediately before the redemption, $454,563,354 aggregate principal amount of the 11% Notes was outstanding. The redemption price for the 11% Notes was 100% of the aggregate principal amount redeemed plus (i) a premium of approximately $13 million as provided for in the indenture governing the 11% Notes and (ii) approximately $4 million in accrued and unpaid interest. The Company used $440 million of net proceeds from the initial public offering of Berry Parent and cash on hand to redeem the 11% Notes. Upon the redemption, the indenture and supplemental indentures governing the 11% Notes were terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     BERRY PLASTICS GROUP, INC.

Date:  October 19, 2012                                          By:      /s/ Jeffrey D. Thompson

Name:    Jeffrey D. Thompson

   Title:   Executive Vice President and Chief Legal Officer